EXHIBIT 23.2

                             CONSENT OF ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the YP.NET, Inc. 2003 Stock Plan, of our report, dated December 5, 2003, with respect to our audit of the financial statements of YP.NET, Inc. included in its Annual Report on Form 10-KSB as of September 30, 2003 and for each of the two years in the period ended September 30, 2003, filed with the Securities and Exchange Commission.

Epstein, Weber & Conover P.L.C.

Scottsdale, Arizona
February 10, 2004


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